UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 12, 2007

                             Global Gold Corporation

             (Exact name of registrant as specified in its charter)



         Delaware                       02-69494                13-3025550
         --------                       --------                ----------
(State or other jurisdiction          (Commission                  (IRS
      of incorporation)               File Number)           Identification No.)


           45 East Putnam Avenue, Greenwich, CT                 06830
         ----------------------------------------              -----
         (Address of principal executive offices)            (Zip Code)


        Registrant's telephone number, including area code (203) 422-2300

          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule
    14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 12, 2007, Global Gold Corporation (the "Company") through its wholly owned subsidiary Global Gold Uranium, LLC ("Global Gold Uranium") entered an agreement to acquire an option for the Cochrane Pond license area in southeastern Newfoundland, Canada (the Agreement") with Commander Resources Ltd. ("Commander") and Bayswater Uranium Corp. ("Bayswater"). The Cochrane Pond property consists of 2,600 claims within 61,000 hectares (approximately 150,708 acres), and a map showing the location is available on the Global Gold website. The Agreement is subject to board approval and the conclusion of an option agreement. Major terms include the following. Global Gold Uranium may earn a 51 % equity interest over a period of four years in Cochrane Pond Property by completing:

     1.   Cash payments of US $700,000 over four year period.

     2. Share issuance of 350,000 shares of Global Gold Corporation; 50 % each to Commander and Bayswater over a four year period.

     3.   Property expenditures over four year period of C$3.5 million.

Upon Global Gold Uranium vesting 51 % in the Property, Global Gold Uranium may elect to increase its equity position to 60 % by either:

     a. Additional property expenditures of C$2.0 million over the following consecutive two years, or

     b. Delivering a feasibility study on the Property over the following consecutive three years.

Once Global Gold Uranium has vested the Second Stage, a joint venture will be formed, 60% as to Global Gold Uranium and 40% as to Commander and Bayswater. The project will be funded pro-rata by parties according to their retained interest. If either Global Gold Uranium's or the Commander/Bayswater interest is diluted below 10%, that party's interest will convert to a royalty.

Either party may, at any time up to the commencement of commercial production, elect to convert its respective interest to a 2% gross uranium sales royalty in the case of a uranium deposit or a 2% NSR in the case of a non-uranium deposit. In either case, 50% of the royalty obligation may be purchased at any time prior to commercial production for a $1,000,000 cash payment, all as described in the Exhibit below.

Exhibit No.




10.3 Material Contract -Agreement to Acquire Option on Cochrane Pond Property dated April 12, 2007.

99.1 Press Release







                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




Dated: April 13, 2007                  Global Gold Corporation

                                        By: /s/ Van Z. Krikorian
                                            ---------------------
                                      Name: Van Z. Krikorian
                                     Title: Chairman and CEO